REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees of Eaton Vance
Series Trust and Shareholders of
Eaton Vance Tax-Managed Growth
Fund 1.0:

In planning and performing our audit
of the financial statements of Eaton
Vance Tax-Managed Growth Fund
1.0 (the "Fund") (one of the series of
Eaton Vance Series Trust), as of and
for the year ended December 31,
2006, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered its internal
control over financial reporting,
including control activities for
safeguarding securities, as a basis for
designing our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of the Fund's
internal control over financial
reporting. Accordingly, we express
no such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles.  Such internal control
includes policies and procedures that
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use, or disposition of a
fund's assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with
the policies or procedures may
deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or combination of
control deficiencies, that adversely
affects the fund's ability to initiate,
authorize, record, process or report
external financial data reliably in
accordance with generally accepted
accounting principles such that there
is more than a remote likelihood that
a misstatement of the fund's annual
or interim financial statements that is
more than inconsequential will not
be prevented or detected. A material
weakness is a significant deficiency,
or combination of significant
deficiencies, that results in more than
a remote likelihood that a material
misstatement of the annual or interim
financial statements will not be
prevented or detected.

Our consideration of the Fund's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be significant deficiencies or
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States).  However, we noted no
deficiencies in the Fund's internal
control over financial reporting and
its operation, including controls for
safeguarding securities, that we
consider to be a material weakness,
as defined above, as of December 31,
2006.

This report is intended solely for the
information and use of management,
the Trustees of the Fund, and the
Securities and Exchange
Commission and is not intended to
be and should not be used by anyone
other than these specified parties.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 20, 2007